UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2023
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chair and Lead Independent Director

On January 15, 2023 (January 16, 2023 in Australia), at the recommendation of the Compensation and Nominating Committee of the Board of Directors (the “Board”) of Coronado Global Resources Inc. (the “Company”), the Board appointed Garold Spindler, the Company’s current Managing Director and Chief Executive Officer, to the position of Executive Chair, with such appointment to be effective immediately following the Company’s 2023 Annual General Meeting of Stockholders, which is expected to be held on or about May 24, 2023 (May 25, 2023 in Australia) (the “Effective Date”). As Executive Chair, Mr. Spindler will continue to serve as a member of the Board. In connection with Mr. Spindler’s appointment as Executive Chair, on January 15, 2023 (January 16, 2023 in Australia), at the recommendation of the Compensation and Nominating Committee of the Board, the Board appointed William (Bill) Koeck, the current Chair of the Board, to serve as the Deputy Chair and Lead Independent Director of the Board, effective as of the Effective Date.

Mr. Spindler, age 75, has served as the Managing Director and Chief Executive Officer of the Company since August 2018 and, prior to that, served as the Chief Executive Officer of Coronado Group LLC from its formation in 2011 until October 2018. He served as the Chief Executive Officer at Coronado Group HoldCo LLC from December 2017 until August 2018. Mr. Spindler has more than 30 years’ experience in the coal industry and has held several key executive positions at some of the world’s largest coal companies, including Chief Executive Officer of UK Coal, President and Chief Executive Officer of Amax Coal Company (U.S.), and President and Chief Executive Officer of Pittston Coal Company. Mr. Spindler is also the owner and chairman of St. Cloud Mining, a producer of natural zeolites in North America. Mr. Spindler earned both a B.S. and M.S. in Mining Engineering from West Virginia University, and a Masters of Management from Stanford University.

There are no family relationships between Mr. Spindler and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Spindler or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The terms of Mr. Spindler’s employment as Executive Chair (including compensation) will be determined by the Board prior to the Effective Date.

Appointment of New Chief Executive Officer

On January 15, 2023 (January 16, 2023 in Australia), the Board appointed Douglas G. Thompson, the Company’s current Chief Operating Officer, Australia, to the position of Chief Executive Officer, effective as of the Effective Date.

Mr. Thompson, age 50, has served as the Chief Operating Officer, Australia, of the Company since September 2021. Mr. Thompson has more than 25 years’ experience in the mining industry, including as Managing Director and Chief Executive Officer of Thiess, an affiliate of the CIMIC Group, an engineering-led global mining services company, from October 2017 to July 2021. Prior to his role of MD and CEO, Mr. Thompson held leadership positions within the CIMIC Group of companies, including CPB Contractor, Sedgman and Thiess. Prior to joining the CIMIC Group, Mr. Thompson held senior roles with Gold Fields Limited, a gold mining company, headquartered in South Africa. Mr. Thompson holds a National Higher Diploma in Mechanical Engineering from Cape Peninsula University of Technology, a Bachelor of Science (Honors) Engineering Mining from the University of Witwatersrand and has completed an International Executive Development Program with the University of Cambridge Business School, University of Witwatersrand. Mr. Thompson is also a Chartered Professional Engineer and Fellow of Engineers Australia and AusIMM.

There are no family relationships between Mr. Thompson and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Thompson or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The terms of Mr. Thompson’s employment as Chief Executive Officer (including compensation) will be determined by the Board prior to the Effective Date.

Group Chief Financial Officer

On January 15, 2023 (January 16, 2023 in Australia), the Company announced that Gerhard Ziems, the Company’s current Group Chief Financial Officer, will, in addition to his current duties, assume responsibility for the Company’s sales and marketing operations as well as strategic investment activity, effective as of the Effective Date. Any material changes to Mr. Ziems’ employment terms in connection with these additional responsibilities (including compensation) will be determined by the Company prior to the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO GLOBAL RESOURCES INC.

By:	/s/ Christopher P. Meyering
Name:	Christopher P. Meyering
Title:	Vice President, Chief Legal Officer and Secretary

Date: January 17, 2023

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